Exhibit 10.1

AMENDMENT TO LEASE
This Amendment to Lease (“Amendment”) is fully executed this 29 day of July 2011, 2011 by and between The Fund VIII and Fund IX Joint Venture, a Georgia joint venture (“Landlord”), and Flextronics International USA, Inc., a California corporation (“Tenant”).
RECITALS:
A.    Landlord and Tenant entered into that certain Lease Agreement dated November 15, 2005 (“Lease”) for 100% of the Building and Property located at 305 Interlocken Parkway, Broomfield, Colorado 80021.
B.    The Term of the Lease is currently scheduled to expire August 31, 2011.
C.    Tenant desires to extend the Term of the Lease and Landlord is willing to extend on the terms and conditions set forth below.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    The recitals set forth above are hereby incorporated into and made a material part of this Amendment. Capitalized terms used but not otherwise defined herein shall have the same meanings ascribed to them in the Lease.
2.    The Term of the Lease is hereby extended until November 30, 2011 (“Expiration Date”).
3.    Between September 1, 2011 and November 30, 2011, Tenant shall pay Base Rent in the amount of $50,653.13 per month (i.e., $12.50 per rentable square foot, triple net) payable monthly in advance as provided in the Lease. Furthermore, Tenant shall continue to pay Tenant's Share of Operating Expenses as required by the Lease through the Expiration Date set forth above.
4.    Tenant has been in possession of the Premises and Tenant agrees to accept the Premises “as is” without any agreements, representations, understandings or obligations on the part of Landlord to fund any allowance, perform any alterations, repairs or improvements except as required by Section 10 of the Lease.
5.    The renewal options in Section 2 of Exhibit D to the Lease are of no further force or effect.

6.    Tenant shall continue to perform Tenant's repair and maintenance obligations under the Lease including, without limitation, the Tenant Maintenance Items defined in Section 11 of the Lease. Landlord reserves the right to inspect the Premises, Building and Property to ensure that Tenant has performed Tenant's repair and maintenance obligations under the Lease. Execution of this Amendment by Landlord shall not constitute an acceptance by Landlord of the condition of the Premises, Building or Property, nor shall Landlord's execution of this Amendment constitute a waiver of any of Tenant's existing obligations under the Lease including, without limitation, Tenant's surrender obligations under Section 37 of the Lease upon the Expiration Date.

7.    At Landlord's request, Tenant shall vacate prior to the Expiration Date a portion of the Premises up to one full floor in size so that Landlord may commence preparing such space for occupancy by a new tenant. Landlord shall make such a request (or requests) by written notice to Tenant, such notice(s): (a) to be given at least thirty (30) days prior to the date Tenant shall be required to surrender such space and (b) shall state exactly which space Tenant shall be required to surrender early. Upon Tenant's receipt of such a notice, Tenant shall surrender such space to Landlord on the required date in accordance with the surrender requirements of the Lease. Upon Tenant's timely surrender in accordance with the preceding sentence, Tenant shall no longer be required to pay Base Rent or Tenant's Share of Operating Expenses with respect to such space, calculated on a per rentable square foot basis.

8.    Neither Landlord nor Tenant has dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than CB Richard Ellis and Bitzer Partners, who Landlord shall pay in accordance with their separate agreement. Tenant and Landlord shall each indemnify the other against all costs, expenses, attorneys' fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.

9.    This Amendment sets forth the entire agreement with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. In the case of any inconsistency between the provisions of this Amendment and the Lease, the provisions of this Amendment shall control to the extent necessary to resolve any inconsistency.
10.    If any provision contained in this Amendment is rendered invalid or unenforceable by a court of competent jurisdiction, it shall not affect the remaining provisions of this Amendment and the Lease, which shall remain in full force and effect.
11.    This Amendment shall not be binding until executed and delivered by both parties.
12.    This Amendment may be executed in any number of counterparts, any one of which shall be an original, but all of which together shall be one and the same instrument.
13.    As modified by this Amendment, the Lease is hereby ratified and confirmed, and shall remain in full force and effect. Tenant represents and warrants to Landlord that to Tenant's knowledge as of the date hereof Landlord is not in default under the Lease and Tenant has no offsets, defenses, or claims against Landlord.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.
LANDLORD:

FUND VIII AND FUND IX JOINT VENTURE,
a Georgia joint venture

By:     WELLS REAL ESTATE FUND VIII, L.P.
A Georgia limited partnership

By:     Wells Partners, L.P.
a Georgia limited partnership, as general partner

By:     Wells Capital, Inc.
a Georgia corporation, as general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

By:     WELLS REAL ESTATE FUND IX, L.P.
A Georgia limited partnership

By:     Wells Partners, L.P.
a Georgia limited partnership, as general partner

By:     Wells Capital, Inc.
a Georgia corporation, as general partner

By: /s/ Douglas P. Williams
Name: Douglas P. Williams
Title: Senior Vice President

TENANT:

FLEXTRONICS INTERNATIONAL USA, INC.,
a California corporation

By: /s/ Chris Collier
Name: Controller, Asst Secretary
Title: Controller, Asst Secretary